EXHIBIT 5.4

CONSENT OF ENGINEER

I hereby consent to references to my name included or incorporated by reference in Teck Resources Limited’s Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Sincerely,

/s/ Fernando Angeles Beron
Name:	Fernando Angeles Beron
Title:	P. Eng.

Lima, Peru

Date: September 17, 2020